Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended March
	2021	2020	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	46,422	44,263	4.9%

Total Retail Sales-	34,651	34,045	1.8%	(1.6)%
Residential	12,040	10,866	10.8%	1.1%
Commercial	10,743	10,939	(1.8)%	(3.1)%
Industrial	11,708	12,066	(3.0)%	(3.0)%
Other	160	174	(7.7)%	(8.2)%

Total Wholesale Sales	11,771	10,218	15.2%	N/A

(In Thousands of Customers)

	Period Ended March
	2021	2020	Change
Regulated Utility Customers-
Total Utility Customers-	8,673	8,578	1.1%
Total Traditional Electric	4,338	4,280	1.4%
Southern Company Gas	4,335	4,298	0.9%